Exhibit 10.5
EQUITY ONE, INC.

Restricted Stock Agreement

Under the Amended and Restated
2000 Executive Incentive Compensation Plan

For

CHAIM KATZMAN

     This RESTRICTED STOCK AGREEMENT (the “Agreement”) is made and entered into effective as of August 9, 2010, by and between EQUITY ONE, INC., a Maryland corporation (the “Company”), and Chaim Katzman (the “Recipient”).
W I T N E S S E T H:
     WHEREAS, the Company has adopted the Amended and Restated 2000 Executive Incentive Compensation Plan (the “Plan”; capitalized terms that are defined in the Plan and are not otherwise defined in this Agreement shall, when used herein, have the respective meanings ascribed to such terms in the Plan) to assist it and its subsidiaries in attracting, motivating, retaining and rewarding high-quality employees, officers, directors and independent contractors;
     WHEREAS, the Plan authorizes the Board or the Committee to grant Awards, including shares of Restricted Stock, to the Plan’s participants;
     WHEREAS, the Board or the Committee has determined that it is in the best interest of the Company to grant the Recipient an Award of Restricted Stock, on the terms and subject to the conditions provided in the Plan, the Compensation Agreement (as hereinafter defined) and this Agreement; and
     WHEREAS, the Board or the Committee has approved the grant to the Recipient of certain shares of Restricted Stock pursuant to, and as provided for in, a Chairman Compensation Agreement (the “Compensation Agreement”), dated as of August 9, 2010 and, except as otherwise specifically provided therein, effective as of January 1, 2011 (the “Effective Date”), by and between the Company and the Recipient.
     NOW, THEREFORE, for and in consideration of the mutual premises, covenants and agreements contained herein, and for other good and valuable consideration, the receipt and sufficiency of which are hereby acknowledged, the parties hereto (the “parties”), intending to be legally bound, hereby agree as follows:
     Section 1. Award of Restricted Stock.
     (a) Subject to the terms and conditions of the Plan, the Compensation Agreement and this Agreement, the Company hereby grants and issues, as of August 9, 2010 (the “Date of Grant”), to the Recipient, 380,000 shares of Restricted Stock (such shares of Restricted Stock, the “Granted Shares”). Such shares of Restricted Stock are issued pursuant to the Plan, which is incorporated herein for all purposes. The Recipient hereby acknowledges receipt of a copy of the Plan and agrees to be bound by all of the terms and conditions hereof and thereof and all applicable laws and regulations.
     (b) This Agreement is the Restricted Stock Agreement referred to in Section 5(b) of the Compensation Agreement.

     Section 2. Vesting of Restricted Stock; No Partial Vesting.
     (a) Subject to the acceleration and forfeiture provisions below, the Granted Shares shall become vested in the following amounts and on the following dates (each, a “Vesting Date”): 31,250 shares on the Effective Date; 7,266 shares on the first day of each calendar month beginning February 2011 and ending December 2014; and 7,248 shares on December 31, 2014.
Except as otherwise provided herein, there shall be no proportionate or partial vesting of any Granted Shares in or during the months, days or periods prior to each Vesting Date, and all vesting of any Granted Shares shall occur only on the applicable Vesting Date therefor.
     (b) Notwithstanding any other term or provision of this Agreement, the Board or the Committee shall be authorized, in its sole discretion, based upon its review and evaluation of the performance of the Recipient and of the Company, to accelerate the vesting of any Granted Shares under this Agreement, at such times and upon such terms and conditions as the Board or the Committee shall deem advisable in accordance with the Plan.
     (c) If on or after the Effective Date the Compensation Agreement is terminated as a result of the Recipient’s death pursuant to Section 6(a) of the Compensation Agreement or his Disability (which term, as used herein, is used with the meaning ascribed to such term in the Compensation Agreement) during the term of this Agreement, then all unvested Granted Shares that would have vested during the 90-day period following his death or Disability shall fully vest as of the Date of Termination (which term, as used herein, is used with the meaning ascribed to such term in the Compensation Agreement), and all other unvested Granted Shares will not vest and will be forfeited, returned to the Company and, at the Company’s election, may be cancelled by the Company (with it being agreed and understood, for avoidance of doubt, that, if the Recipient’s death or Disability occurs prior to the Effective Date, none of the Granted Shares will be or become vested and all of such Granted Shares will be forfeited, returned to the Company and, at the Company’s election, may be cancelled by the Company).
     (d) If after the Effective Date (which term, as used herein, is used with the meaning ascribed to such term in the Compensation Agreement) the Compensation Agreement is terminated by the Company without Cause (which term, as used herein, is used with the meaning ascribed to such term in the Compensation Agreement) or if the Recipient terminates the Compensation Agreement for Good Reason (which term, as used herein, is used with the meaning ascribed to such term in the Compensation Agreement), then all unvested Granted Shares that would have vested at any time in the 365 days following the Date of Termination shall fully vest as of the Date of Termination and all other unvested Granted Shares will not vest and will be forfeited, returned to the Company and, at the Company’s election, may be cancelled by the Company (with it being agreed and understood, for avoidance of doubt, that, if such a termination occurs prior to the Effective Date, none of the Granted Shares will be or become vested and all of the Granted Shares will be forfeited, returned to the Company and, at the Company’s election, may be cancelled by the Company).
     (e) If after the Effective Date the Compensation Agreement is terminated by the Company with Cause or if the Recipient terminates the Compensation Agreement other than for Good Reason, then all unvested Granted Shares that would have vested in the calendar month when the Date of Termination occurs shall fully vest as of the Date of Termination and all other unvested Granted Shares will not vest and will be forfeited, returned to the Company and, at the Company’s election, may be cancelled by the Company (with it being agreed and understood, for avoidance of doubt, that, if such a termination occurs prior to the Effective Date, none of the Granted Shares will be or become vested and all of the Granted Shares will be forfeited, returned to the Company and, at the Company’s election, may be cancelled by the Company).

     (e) The portion of the Granted Shares that has not vested pursuant to this Section 2 is sometimes referred to as “Non-Vested Shares,” and the portion of the Granted Shares that has vested pursuant to this Section 2 is sometimes referred to as “Vested Shares.”
     Section 3. Delivery of Restricted Stock.
     (a) Certificates representing or evidencing any of the Granted Shares shall be issued in such amounts or denominations as the Recipient may from time to time request, and the Recipient may exchange one or more certificates representing or evidencing any of the Granted Shares for one or more certificates representing or evidencing the same aggregate number of Granted Shares. All certificates representing or evidencing any Granted Shares shall be issued in the name of the Recipient. To the extent any certificate represents or evidences any Granted Shares that have not become Vested Shares, such certificate shall continue to be held and retained by the Company until such date as such Granted Shares become Vested Shares pursuant to Section 2. All such stock certificates may be inscribed with the following legend, along with such other legends as the Board or the Committee shall deem necessary and appropriate:
THE SHARES REPRESENTED BY THIS CERTIFICATE ARE SUBJECT TO SUBSTANTIAL VESTING AND OTHER RESTRICTIONS AS SET FORTH IN THE RESTRICTED STOCK AGREEMENT BETWEEN THE ISSUER AND THE ORIGINAL HOLDER OF THE SHARES, A COPY OF WHICH MAY BE OBTAINED AT THE PRINCIPAL OFFICE OF THE ISSUER. SUCH RESTRICTIONS ARE BINDING ON TRANSFEREES OF THESE SHARES AND INCLUDE VESTING CONDITIONS THAT MAY RESULT IN THE COMPLETE FORFEITURE OF THE SHARES.
     (b) In the event the Company delivers to the Recipient any stock certificates that represent any Granted Shares that are not Vested Shares, the Recipient shall, at the Company’s request, deposit with the Company stock powers or other instruments of transfer or assignment, duly endorsed in blank with signature(s) guaranteed, corresponding to each certificate representing such Granted Shares. Promptly after any Granted Shares become Vested Shares and the Company receives a request therefor, the Company shall return to the Recipient any such stock powers or instruments of transfer or assignment corresponding to such Granted Shares. If the Recipient shall fail to provide the Company with any such stock power or other instrument of transfer or assignment, the Recipient hereby irrevocably appoints the Secretary of the Company as his attorney-in-fact, with full power of appointment and substitution, to execute and deliver any such power or other instrument that may be necessary to effectuate the transfer of the Granted Shares (or assignment of distributions thereon) on the books and records of the Company; provided, however, that the foregoing power of attorney shall automatically terminate with respect to the Granted Shares as and when such Granted Shares become Vested Shares pursuant to Section 2(a).

     (c) On or after the date as of which any Granted Shares become Vested Shares, upon written request to the Company by the Recipient, the Company shall promptly cause a new certificate or certificates to be issued to the Recipient for and with respect to such Granted Shares, which certificate(s) shall be delivered to the Recipient within ten (10) business days of the date of receipt by the Company of the Recipient’s written request therefor. The new certificate or certificates shall continue to bear those legends and endorsements that the Company shall deem necessary or appropriate.
     Section 4. Rights with Respect to Restricted Stock.
     (a) Except as otherwise provided in this Agreement (including, without limitation, as provided in Section 6), the Recipient shall have, with respect to all the Granted Shares, whether Vested Shares or Non-Vested Shares, all the rights of a holder of shares of common stock of the Company, including, without limitation, (i) the right to vote such Granted Shares, (ii) the right to receive such cash and other dividends and distributions, if any, as may be declared on the Granted Shares from time to time, and (iii) the rights available to all holders of shares of common stock of the Company upon any merger, combination, consolidation, stock exchange or other reorganization or similar transaction or any liquidation or dissolution, stock split, stock dividend or recapitalization undertaken by the Company; provided, however, that, unless vesting is accelerated pursuant to Section 2, all of such rights shall be subject to the other terms, provisions, conditions and restrictions set forth in this Agreement (including, without limitation, conditions under which all such rights shall be forfeited); and, provided, further, however, that, notwithstanding the foregoing, the Recipient shall not be entitled to receive on or with respect to any of the Granted Shares any regular quarterly cash dividends that are declared by the Board and payable or distributable to the Company’s stockholders of record prior to the Effective Date or to vote any of the Granted Shares prior to the Effective Date.
     (b) If at any time while this Agreement is in effect (or any of the Granted Shares shall be or remain Non-Vested Shares) there shall be any increase or decrease in the number of issued and outstanding shares of Common Stock of the Company through the declaration of a stock dividend or through any recapitalization resulting in a stock split-up, combination or exchange of such shares, then, and in that event, the Board or the Committee shall make any adjustments it deems fair and appropriate, in view of such change, in the number of Granted Shares then subject to this Agreement. If any such adjustment shall result in a fractional share, such fraction shall be disregarded.
     (c) Notwithstanding any term or provision of this Agreement to the contrary, the existence of this Agreement or of any outstanding shares of Restricted Stock awarded hereunder shall not affect in any manner the right, power or authority of the Company to make, authorize or consummate: (i) any or all adjustments, recapitalizations, reorganizations or other changes in the Company’s capital structure or its business; (ii) any merger, consolidation or similar transaction by or of the Company; (iii) any offer, issue or sale by the Company of any capital stock of the Company, including any equity or debt securities, or preferred or preference stock that would rank prior to or on parity with the Restricted Stock and/or that would include, have or possess other rights, benefits and/or preferences superior to those that the Restricted Stock includes, has or possesses, or any warrants, options or rights with respect to any of the foregoing; (iv) the dissolution or liquidation of the Company; (v) any sale, transfer or assignment of all or any part of the stock, assets or business of the Company; or (vi) any other corporate transaction, act or proceeding (whether of a similar character or otherwise).

     Section 5. Tax Matters; Section 83(b) Election.
     (a) If the Recipient properly elects, within thirty (30) days of the Date of Grant, to include in gross income for federal income tax purposes an amount equal to the fair market value (as of the Date of Grant) of the Granted Shares pursuant to Section 83(b) of the Internal Revenue Code of 1986, as amended (the “Code”), the Recipient shall make arrangements satisfactory to the Company to pay to the Company any federal, state or local taxes required by law to be withheld with respect to the Granted Shares. If the Recipient shall fail to make such tax payments as are required, the Company shall, to the extent permitted by law, have the right to deduct from any payment of any kind otherwise due to the Recipient any federal, state or local taxes of any kind required by law to be withheld with respect to the Granted Shares.
     (b) If the Recipient does not properly make the election described in Section 5(a) above, the Recipient shall, no later than each Vesting Date, pay to the Company, or make arrangements satisfactory to the Committee for payment of, any federal, state or local taxes of any kind required by law to be withheld with respect to the Granted Shares (including, without limitation, as a result of the vesting thereof), and if and to the extent that the Recipient shall fail to so pay to the Company, or make arrangements satisfactory to the Committee for payment of, such taxes, the Company shall, to the extent permitted by law, have the right to deduct from any payment of any kind otherwise due to the Recipient any federal, state or local taxes of any kind required by law to be withheld with respect to the Granted Shares.
     (c) THE RECIPIENT ACKNOWLEDGES THAT HE HAS BEEN INFORMED OF THE AVAILABILITY OF MAKING AN ELECTION IN ACCORDANCE WITH SECTION 83(B) OF THE CODE, THAT SUCH ELECTION MUST BE FILED WITH THE INTERNAL REVENUE SERVICE WITHIN 30 DAYS OF THE GRANT DATE AND THAT THE RECIPIENT IS SOLELY RESPONSIBLE FOR MAKING SUCH ELECTION.
     (d) Tax consequences on the Recipient (including, without limitation, federal, state, local and foreign income tax consequences) with respect to the Granted Shares (including, without limitation, the grant, vesting and/or forfeiture thereof) are the sole responsibility of the Recipient. The Recipient should consult with his own personal accountant(s) and/or tax advisor(s) regarding these matters, the making of a Section 83(b) election and the Recipient’s filing, withholding and payment (or tax liability) obligations, and the Company makes no recommendation with respect to any such election.
     Section 6. Transfer Restrictions. Non-Vested Shares (i) are not transferable, (ii) shall not be sold, conveyed, transferred, assigned, pledged, hypothecated, encumbered, gifted, donated, delivered or otherwise disposed of, whether voluntarily or involuntarily, in whole or in part, directly or indirectly (hereinafter, a “transfer”) (whether by operation of law or otherwise), and (iii) shall not be subject to execution, attachment or similar process. Upon any attempt to transfer any Non-Vested Shares or in the event of any levy upon any Non-Vested Shares by reason of any execution, attachment or similar process contrary to the provisions hereof, such Non-Vested Shares shall immediately and without notice terminate, be forfeited and be and become null and void. Unless otherwise restricted by a written agreement separate and apart from this Agreement or by applicable law, the Recipient may, directly or indirectly, freely Transfer (whether by operation of law or otherwise) any or all of the Vested Shares to any third party, subject, however, to compliance with applicable securities laws.

     Section 7. Amendment, Modification and Assignment; Non-Transferability. This Agreement may only be modified or amended in a writing signed by the parties hereto. No promises, assurances, commitments, agreements, undertakings or representations, whether oral, written, electronic or otherwise, and whether express or implied, with respect to the subject matter hereof, have been made by either party which are not set forth expressly in this Agreement. Unless otherwise consented to in writing by the Company, in its sole discretion, this Agreement (and the Recipient’s rights hereunder) may not be assigned, and the obligations of the Recipient hereunder may not be delegated, in whole or in part. The rights and obligations created hereunder shall be binding on the Recipient and his heirs, legal representatives, successor and assigns and on the successors and assigns of the Company.
     Section 8. Complete Agreement. This Agreement (together with the Plan, the Compensation Agreement and, for the purposes referred to herein and therein, those other agreements and documents expressly referred to herein and therein) embody the complete and entire agreement and understanding between the parties with respect to the subject matter hereof and thereof and supersede any and all prior promises, assurances, commitments, agreements, undertakings or representations, whether oral, written, electronic or otherwise, and whether express or implied, that may relate to the subject matter hereof or thereof in any way. In the event of any conflict or inconsistency between any provisions of this Agreement and any provisions of the Compensation Agreement, the provisions of the Compensation Agreement shall supersede and govern.
     Section 9. No Right to (Continued) Employment or Service. This Agreement and the grant of Restricted Stock hereunder shall not confer, or be construed to confer, upon the Recipient any right to employment, retention or service, or continued employment, retention or service, with the Company or any of its subsidiaries (with it being agreed and understood that any such any right to employment, retention or service, or continued employment, retention or service, with the Company or any of its subsidiaries is governed solely by the Compensation Agreement).
     Section 10. No Limit on Other Compensation Arrangements. Nothing contained in this Agreement shall preclude the Company from adopting or continuing in effect other or additional compensation plans, agreements or arrangements, and any such plans, agreements and arrangements may be either generally applicable or applicable only in specific cases or to specific persons.
     Section 11. Severability. If any term or provision of this Agreement is or becomes or is deemed to be invalid, illegal or unenforceable in any jurisdiction or under any applicable law, rule or regulation, then such provision shall be construed or deemed amended to conform to applicable law (or if such provision cannot be so construed or deemed amended without materially altering the purpose or intent of this Agreement and the grant of shares of Restricted Stock hereunder, such provision shall be stricken as to such jurisdiction and the remainder of this Agreement and the award hereunder shall remain in full force and effect).

     Section 12. No Trust or Fund Created. Neither this Agreement nor the grant of shares of Restricted Stock hereunder shall create or be construed to create a trust or separate fund of any kind or a fiduciary relationship between the Company and the Recipient or any other person. To the extent that the Recipient or any other person acquires a right to receive payments from the Company pursuant to this Agreement, such right shall be no greater than the right of any unsecured general creditor of the Company.
     Section 13. Law Governing. This Agreement shall be governed by and construed and enforced in accordance with the internal laws of the State of Florida (without reference to the conflict of laws rules or principles thereof).
     Section 14. Effect of the Plan. This Agreement and the shares of Restricted Stock are subject to all the terms, conditions and provisions of the Plan, including, without limitation, the amendment provisions thereof, and to such rules, regulations and interpretations relating to the Plan adopted by the Committee or the Board as may be in effect from time to time. If and to the extent that this Agreement conflicts or is inconsistent with the terms, conditions and provisions of the Plan, the Plan shall control, and this Agreement shall be deemed to be modified accordingly. The Recipient accepts the shares of Restricted Stock subject to all the terms and provisions of the Plan, this Agreement and the Compensation Agreement.
     Section 15. Interpretation. Recipient hereby accepts as binding, conclusive and final all decisions or interpretations of the Committee or the Board upon any questions arising under this Agreement or under the Plan.
     Section 16. Headings and Section References. Section, paragraph and other headings and captions are provided solely as a convenience to facilitate reference. Such headings and captions shall not be deemed in any way material or relevant to the construction, meaning or interpretation of this Agreement or any term or provision hereof. References herein to any Section are, unless otherwise provided herein, to Sections of this Agreement.
     Section 17. Notices. Any notice under this Agreement shall be in writing and shall be deemed to have been duly given when delivered personally or when deposited in the United States mail, registered, postage prepaid, and addressed, in the case of the Company, to the Company’s Chief Financial Officer at 1600 N.E. Miami Gardens Drive, North Miami Beach, Florida 33179, or if the Company should move its principal office, to such principal office, and, in the case of the Recipient, to the Recipient’s last permanent address as shown on the Company’s records, subject to the right of either party to designate some other address at any time hereafter in a notice satisfying the requirements of this Section.
     Section 18. Non-Waiver of Breach. The waiver by any party hereto of the other party’s prompt and complete performance, or breach or violation, of any term or provision of this Agreement shall be effected solely in a writing signed by such party, and shall not operate nor be construed as a waiver of any subsequent breach or violation, and the waiver by any party hereto to exercise any right or remedy which he or it may possess shall not operate nor be construed as the waiver of such right or remedy by such party, or as a bar to the exercise of such right or remedy by such party, upon the occurrence of any subsequent breach or violation.

     Section 19. Counterparts. This Agreement may be executed in two or more separate counterparts, each of which shall be an original, and all of which together shall constitute one and the same agreement.
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     IN WITNESS WHEREOF, the parties hereto, intending to be legally bound, have executed this Agreement as of the date first written above.

EQUITY ONE, INC.
By:	/s/ Peter Linneman
	Name:	Peter Linneman
	Title:	Chair, Compensation Committee of the Board of Directors of Equity One, Inc.

The Recipient acknowledges receipt of a copy of the Plan and represents that he is familiar with the terms and provisions thereof, and hereby accepts the shares of Restricted Stock issued pursuant hereto subject to all of the terms and provisions thereof. The Recipient has reviewed the Plan and this Agreement in their entirety, has had an opportunity to obtain the advice of counsel prior to executing this Agreement and fully understands all provisions of this Agreement.
Agreed and Accepted on this
9th day of August, 2010:
RECIPIENT:

/s/ Chaim Katzman
CHAIM KATZMAN

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